Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 21, 2015, with respect to the consolidated financial statements of Accountable Health, Inc. included in the Current Report on Form 8-K/A dated May 21, 2015, of Hooper Holmes Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
December 17, 2015